Exhibit 5.13

LIONEL SAWYER & COLLINS ATTORNEYS AT LAW

SAMUEL S. LIONEL

GRANT SAWYER

    (1918-1996)

JON R. COLLINS

    (1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

A. WILLIAM MAUPIN

DAVID N. FREDERICK

RODNEY M. JEAN

TODD TOUTON

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

COLLEEN A. DOLAN

JENNIFER A. SMITH

DAN R. REASER

ALLEN J. WILT

LYNN S. FULSTONE

DAN C. McGUIRE

JOHN E. DAWSON

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

300 SOUTH FOURTH STREET SUITE 1700 LAS VEGAS, NEVADA 89101 (702) 383-8888 FAX (702) 383-8845 lsc@lionelsawyer.com www.lionelsawyer.com

LAURA J. THALACKER

DOREEN SPEARS HARTWELL

LAURA K. GRANIER

ERIN FLYNN

JENNIFER ROBERTS

MARK A. CLAYTON

MATTHEW R. POLICASTRO

CHRISTOPHER MATHEWS

PEARL L.GALLAGHER

JENNIFER J. GAYNOR

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

OF COUNSEL

RICHARD J. MORGAN*

PAUL D. BANCROFT

*ADMITTED IN CA ONLY

KETAN D. BHIRUD

ROBERT W. HERNQUIST

COURTNEY MILLER O’MARA

BRIAN H. SCHUSTERMAN

MARK J. GARDBERG

JAMES B. GIBSON

JOHN D. TENNERT

KATHERINE L. HOFFMAN

VAR LORDAHL, JR.

PHILLIP C. THOMPSON

AMY L. BAKER

JORDAN A. DAVIS

KENDAL L. DAVIS

CHANDENI K. GILL

September 17, 2014	WRITER’S DIRECT DIAL NUMBER (702) 383-8837 MGOLDSTEIN@LIONELSAWYER.COM

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Re:	Nevada - 5.25% Senior Secured Notes due 2021 & 6.875% Senior Notes due 2022

Ladies and Gentlemen:

We have acted as special Nevada counsel to CHS/Community Health Systems, Inc. (the “Company”) and NC-DSH, LLC, a Nevada limited liabilty company (“NC-DSH”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $1,000,000,000 aggregate principal amount of the Company’s 5.125% senior secured notes due 2021 (the “Secured Exchange Notes”) that are to be general senior secured obligations of the Company and unconditionally guaranteed on a senior secured basis by Community Health Systems, Inc. (“Holdings”) and certain of the Company’s current and future domestic subsidiaries, including NC-DSH, and $3,000,000,000 aggregate principal amount of the Company’s 6.875% senior unsecured notes due 2022 (the “Unsecured Exchange Notes,” and, together with the Senior Exchange Notes, the “Exchange Notes”) that are to be guaranteed on a senior unsecured basis by Holdings and certain of the Company’s current and future domestic subsidiaries, including NC-DSH.

The Secured Exchange Notes are to be issued pursuant to an indenture, dated as of January 27, 2014, by and among FWCT-2 Escrow Corporation (“Escrow Corp”), the guarantors party thereto, Regions Bank, as trustee (the “Trustee”) and Credit Suisse AG, as collateral agent (the “Collateral Agent”), as supplemented by the Assumption Supplemental Indenture, dated as of January 27, 2014, by and among the Company, the guarantors party thereto, the Trustee and the Collateral Agent, and as supplemented further by the Second Supplemental Indenture, dated as of June 30, 2014, by and among the Company, the guarantors party thereto, the Trustee and the Collateral Agent (collectively, the “Secured Notes Indenture”).

The Unsecured Exchange Notes are to be issued pursuant to an indenture, dated as of January 27, 2014, by and among Escrow Corp, the guarantors party thereto and the Trustee, as supplemented by the Assumption Supplement Indenture, dated as of January 27, 2014, by and among the Company, the guarantors party thereto, and the Trustee, and as supplemented further by the Second Supplemental Indenture, dated as of June 30, 2014, by and among the Company, the guarantors party thereto and the Trustee (collectively, the “Unsecured Notes Indenture,” and, together with the Secured Notes Indenture, the “Indentures”).

The Secured Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 5.125% senior secured notes due 2021 in accordance with the terms of a Registration Rights Agreement, dated as of January 27, 2014, by and among Escrow Corp and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”), each as representative of the parties named therein as the Initial Purchasers, and the related Registration Rights Joinder, dated as of January 27, 2014, by and among the Company, the guarantors party thereto, Merrill Lynch and Credit Suisse (collectively, the “Secured Notes Registration Rights Agreement”). The Unsecured Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 6.875% senior notes due 2022 in accordance with the terms of a Registration Rights Agreement, dated as of January 27, 2014, by and among Escrow Corp and Merrill Lynch and Credit Suisse, each as representative of the parties named therein as the Initial Purchasers, and the related Registration Rights Joinder, dated as of January 27, 2014, by and among the Company, the guarantors party thereto, Merrill Lynch and Credit Suisse (collectively, the “Unsecured Notes Registration Rights Agreement,” and, together with the Secured Notes Registration Rights Agreement, the “Registration Rights Agreements”).

We have examined the:

1)	Secured Notes Registration Rights Agreement;

2)	Unsecured Notes Registration Rights Agreement;

3)	Secured Notes Indenture;

4)	Unsecured Notes Indenture;

5)	Forms of Exchange Notes;

6)	Registration Statement;

7)	Prospectus contained within the Registration Statement (the “Prospectus”);

8)	Articles of Organization (“Articles of Organization”) for NC-DSH;

9)	Operating Agreement (“Operating Agreement”) for NC-DSH;

10)	Good Standing Certificates for NC-DSH;

11)	Resolutions of the managers or members for NC-DSH; and

12)	Officer’s Certificate for NC-DSH;

All capitalized terms not defined herein shall have the same definitions as those ascribed to them in the Registration Rights Agreements.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and limited liability company officers with respect to the accuracy of all matters contained therein.

We assume that NC-DSH is not engaged in Nevada in any of the following businesses: wholesale liquor distribution business, gaming, financial institution, public utility, insurance business, or cemetery business.

Based upon the foregoing and subject to the following it is our opinion that:

1) NC-DSH is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Nevada.

2) NC-DSH has all requisite limited liability company power and authority to to execute, deliver and perform its obligations under the Indentures, including its guarantee of the Exchange Notes.

3) The execution and delivery by each Guarantor of the Indentures and the performance of its obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indentures, have been duly authorized by each Guarantor.

We express no opinion as to the laws of any jurisdiction other than the State of Nevada.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ LIONEL SAWYER & COLLINS